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                                                                      EXHIBIT 23



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Form 8-K of our report dated February 10, 1997, included in Security Capital Industrial Trust's Form 10-K for the year ended December 31, 1996. It should be noted that we have not audited any financial statements of the Trust subsequent to December 31, 1996 or performed any audit procedures subsequent to the date of our report.




ARTHUR ANDERSEN LLP

Chicago, Illinois
September 8, 1997